Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR RELATIONS CONTACT:

Kristin A. Kreuder, Vice President and General Counsel

Trans-Lux Corporation

phone: 203-642-5833

e-mail: kkreuder@trans-lux.com

Trans-Lux Corporation Will Host Investor Conference Call

On Wednesday, August 7, 2013 at 4:15 pm (EST)

Norwalk, CT (August 02, 2013) – George Schiele, Chairman of the Board of Directors, Jean-Marc Allain, President and Chief Executive Officer, and Todd Dupee, Chief Financial Officer, will host an investor guidance conference call at 4:15 p.m. (EST) on Wednesday, August 7, 2013 to discuss details related to the Company’s performance and certain forward-looking information. The call is open to all investors and may be accessed by dialing (513) 386-0000 and using the passcode 104243#. A transcript of the call will be available for review at www.trans-lux.com shortly thereafter under the “Investor Relations” tab.  A replay of the call will be available for a period of six months after the call by dialing (513) 386-0009 and using the passcode 104243# and the reference number for the call, which will be available on the Company’s website following the call.

For more information, visit www.trans-lux.com.

About Trans-Lux

Trans-Lux Corporation (TNLX) is a leading designer and manufacturer of TL Vision digital video displays and TL Energy LED lighting solutions for the financial, sports and entertainment, gaming, education, government, and commercial markets. With a comprehensive offering of LED Large Screen Systems, LCD Flat Panel Displays, Data Walls and scoreboards (marketed under Fair-Play by Trans-Lux), Trans-Lux delivers comprehensive video display solutions for any size venue’s indoor and outdoor display needs. TL Energy enables organizations to greatly reduce energy related costs with green lighting solutions. For more information please visit www.Trans-Lux.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The Company may, from time to time, provide estimates as to future performances. These forward-looking statements, including loss of market share through competition, introduction of competing products by others, pressure on prices from competition or purchasers of the Company's products, interest rate and foreign exchange fluctuations, terrorist acts and war.

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